Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2021 relating to the financial statements of MorphoSys AG and subsidiaries and the effectiveness of internal control over financial reporting for the year ended December 31, 2020, which appears in the Annual Report of MorphoSys AG on Form 20-F for the year ended December 31, 2020.

Munich, Germany
April 22, 2021

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Stefano Mulas	/s/ Holger Lutz
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)